Monaker Group, Inc 8-K

Exhibit 99.1

Monaker Group Acquires Indirect Majority Stake in Entity Which Owns Longroot ICO Portal to Offer New Options for Travel, Gaming and Digital Advertising

WESTON, FL – November 19, 2020 – Monaker Group, Inc. (NASDAQ: MKGI), a leading provider of travel and vacation rental booking technology, today announced it has acquired an indirect controlling stake in the entity which owns the Longroot initial coin offering (ICO) portal in Thailand, which provides certain financial services for digital assets regulated by the Securities and Exchange Commission of Thailand.

Monaker is planning to use Longroot’s technology and digital asset capabilities to create regulated cryptocurrencies designed to allow consumers to invest in unique revenue streams in wholesale travel, real estate homes and hotels, gaming assets and digital advertising – all complementary to Monaker’s portfolio and growth strategy.

Monaker expects its meaningful stake in the acquisition to benefit from one of the fastest-growing global industries with increasing product demand. The Global Cryptocurrency Industry is projected to reach $3.7 billion by 2025, growing at a CAGR of 32.4% from 2017, and had a current Total Market Capitalization of approximately $500 billion on November 18, 2020.

The Longroot transaction was completed in conjunction with Monaker’s earlier announced acquisition of a 33% equity stake in Axion Ventures (TSXV:AXV; OTCQB: AXNVF), which currently owns a minority interest of Longroot. Axion Ventures is also a majority owner of Axion Games, formerly Epic Games China, an AAA game development studio and game publisher.

Additionally, as previously announced, Monaker is working towards completing its planned acquisition of HotPlay Enterprise Limited (“HotPlay”), an innovative in-game advertising company with proprietary technology that seamlessly integrates native ads into games. It enables brands to insert non-intrusive and interactive digital coupons, redeemable through both online and offline channels.

“Through this series of strategic acquisitions, we are working to transform Monaker from solely a B2B travel technology provider into a global travel and digital entertainment company. Once the acquisition of HotPlay is complete, we plan to leverage the customer acquisition power of digital gaming and in-game digital advertising to engage consumers for the benefit of major brands and travel providers. The addition of an approved and regulated digital asset platform like Longroot opens up a whole new world of possibilities for monetization of our travel and gaming assets,” stated Mr. Bill Kerby, CEO of Monaker Group.

“These timely acquisitions are expected to serve to support and expand the features and benefits of the Monaker Booking Engine platform currently used by travel distributors worldwide, including recently integrated HomeToGo.com, the world’s largest vacation rental search engine. Monaker’s NextTrip and Maupintour travel offerings are also planned to be enhanced by the addition of new technology capabilities delivered through these acquisitions, including the use of artificial intelligence, gamification, blockchain, and now, digital assets,” continued Mr. Kerby.

Financial terms and additional information regarding the Longroot transaction are available in Monaker’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 19, 2020, and available at www.sec.gov.

About the Planned HotPlay Acquisition

Monaker’s planned acquisition of HotPlay is subject to various closing conditions, consents and requirements. No assurances can be made that the parties will successfully consummate the transactions contemplated by the agreements on the terms or timeframe currently contemplated or at all. The transaction is subject to regulatory review and shareholder approvals, as well as other customary conditions.

As reported last month in a Monaker shareholder update, HotPlay and Monaker are in the process of drafting a shareholder proxy statement. Monaker plans to file the proxy statement with the U.S. Securities and Exchange Commission (SEC) as soon as HotPlay’s financial statements have been completed. Once the proxy statement passes review by the SEC, Monaker plans to mail it to shareholders seeking approval to close the acquisition.

Upon shareholder approval and the subsequent closing of the planned HotPlay acquisition, Monaker plans to rebrand the company as NextPlay Technologies, and it has requested that NASDAQ reserve the stock trading symbol, NXTP.

Additional information regarding the transactions is available in three Monaker Current Reports on Form 8-K, which were filed with the SEC on July 23, 2020, October 29, 2020 and on November 18, 2020, and available at www.sec.gov.

About Monaker Group

Monaker Group, Inc., is an innovative technology-driven company focused on delivering inventory and booking solutions for the alternative lodging rental (ALR) market. The company’s proprietary Monaker Booking Engine (MBE) is designed to provide connected partners’ access to search, instantly confirm property availability, and to book vacation rental homes, villas, chalets, apartments, condos, resort residences and castles. MBE offers travel distributors and agencies a platform to dynamically package and sell alternative lodging rentals. For more information about Monaker Group, visit www.monakergroup.com and follow on twitter @MonakerGroup.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the HotPlay share exchange agreement on the terms set forth in, and pursuant to the required timing set forth in, the HotPlay share exchange agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of HotPlay, the HotPlay shareholders or the Company (collectively, the “Share Exchange Parties”) to terminate the HotPlay share exchange agreement; the effect of such termination; the outcome of any legal proceedings that may be instituted against Share Exchange Parties or their respective directors; the ability to obtain regulatory and other approvals and meet other closing conditions to the HotPlay share exchange agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the HotPlay share exchange agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by the Company’s stockholders on the expected schedule of the transactions contemplated by the HotPlay share exchange agreement; difficulties and delays in integrating HotPlay’s and the Company’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks associated with COVID-19 and the global response thereto; risks that the transactions disrupt the Company’s or HotPlay’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the HotPlay share exchange agreement when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the HotPlay share exchange agreement; the ability of HotPlay and the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the HotPlay share exchange agreement; the significant dilution which will be created to ownership interests of the Company in connection with the closing of the HotPlay share exchange agreement and the conversion of the securities issued to the former Axion Ventures shareholders and debt holders; the continued availability of capital and financing following the HotPlay share exchange agreement; the business, economic and political conditions in the markets in which Share Exchange Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 and its Quarterly Report on Form 10-Q for the quarter ended August 31, 2020.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Share Exchange Parties are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed HotPlay share exchange agreement transactions, the Company will file with the SEC a proxy statement to seek stockholder approval for the HotPlay share exchange agreement and the issuance of shares of common stock pursuant thereto and in connection therewith, which, when finalized, will be sent to the stockholders of the Company seeking their approval of the respective transaction-related proposals and the issuance of shares of common stock upon the conversion of shares of preferred stock issued in connection with the previously announced acquisition of a 33% interest in Axion Ventures, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED HOTPLAY SHARE EXCHANGE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOTPLAY AND THE PROPOSED HOTPLAY SHARE EXCHANGE AGREEMENT.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.monakergroup.com. Documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website at www.monakergroup.com under the heading “Stock Info” or, alternatively, by directing a request by mail, email or telephone to Monaker Group, Inc. at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331; info@monakergroup.com; or (954) 888-9779, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of the Company in respect of the proposed HotPlay share exchange agreement under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on June 25, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the HotPlay share exchange agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Source: Monaker Group

Company Contact:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com